UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39457	84-2308711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1055 W. Square Lake Road Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

(888) 825-9111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2021, Electric Last Mile Solutions, Inc. (the “Company”) appointed James Taylor to succeed Jason Luo as President of the Company and Robert Song to succeed Albert Li as Treasurer and Principal Accounting Officer of the Company, in each case effective as of August 10, 2021. Mr. Song was also appointed to serve as Deputy Chief Financial Officer and Controller of the Company, effective as of August 10, 2021. Mr. Luo will continue to serve as Executive Chairman and as a director of the Company and Mr. Li will continue to serve as the Chief Financial Officer and Principal Financial Officer of the Company.

Mr. Song, age 39, has served as the Vice President of Finance and Controller of Electric Last Mile, Inc., a wholly owned subsidiary of the Company (“ELM”), since April 26, 2021. Prior to joining ELM, he served as Chief Investment Officer of CorePoint Lodging Inc., a publicly traded U.S. lodging real estate investment trust, from March 2021 to April 2021. Mr. Song joined CorePoint in August 2018 as Senior Vice President of Investments and Finance. Prior to CorePoint, Mr. Song served as Principal for Alphabet Inc.’s Capital Markets and Corporate Finance team from October 2017 to August 2018. Prior to that, Mr. Song worked at Monogram Residential Trust, Inc., a publicly traded multifamily real estate investment trust, as Vice President of Finance and Capital Markets from 2016 to 2017, at Water Island Capital as an Investment Analyst from 2014 to 2016 and at Morgan Stanley from 2007 to 2014, most recently as Vice President of Investment Banking. In his previous positions, Mr. Song was responsible for the oversight of various finance and accounting functions. Mr. Song holds a Bachelor of Commerce (major in Actuarial Science) and a Master of Finance from Macquarie University in Australia.

Effective August 10, 2021, Mr. Song will receive an annual base salary of $375,000. In addition, he is eligible to participate in the benefit plans and arrangements made available generally to the Company’s executive officers (including, without limitation, the Company’s 2020 Incentive Plan). Subject to the approval of the Board of Directors of the Company and following the effectiveness of the Form S-8 Registration Statement to be filed with respect to the Company’s 2020 Incentive Plan, it is expected that Mr. Song will receive a grant of 300,000 restricted stock units, 50% of which will vest if the closing price per share of the Company’s common stock equals or exceeds $14.00 for any twenty trading days in any thirty consecutive day trading period during the thirty-six month period following the closing date of the Company’s business combination and 50% of which will vest if the closing price per share of the Company’s common stock equals or exceeds $16.00 for any twenty trading days in any thirty consecutive day trading period during the thirty-six month period following the closing date of the Company’s business combination.

There are no arrangements or understandings between Mr. Song and any other persons pursuant to which Mr. Song was selected to serve as the Company’s Treasurer, Principal Accounting Officer, Deputy Chief Financial Officer, and Controller. There are also no family relationships between Mr. Song and any director or executive officer of the Company, and Mr. Song has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2021

ELECTRIC LAST MILE SOLUTIONS, INC.

By:	/s/ Albert Li
Name:	Albert Li
Title:	Chief Financial Officer

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